Exhibit 99.1

Inogen Announces Appointment of Tom West to Board of Directors and Retirement of Board Member Kristen Miranda

GOLETA, Calif., March 22, 2023 – Inogen, Inc. (Nasdaq: INGN), a medical technology company offering innovative respiratory products for use in the homecare setting, today announced the appointment of Tom West to Inogen’s Board of Directors, effective April 1, 2023. The company also announced that Kristen Miranda, who has served as a director since March 2021, will retire as a member of the Board of Directors, effective March 31, 2023.

“We are pleased to welcome Tom West to the Inogen Board. Tom brings additional general management and operational experience to the Inogen Board with his history of leadership and business success in medical technology and life sciences healthcare spaces,” said Elizabeth Mora, Chairperson of the Board. “Under the leadership of Nabil Shabshab, Inogen’s President and CEO, we have made significant progress in rebuilding Inogen into a MedTech company that is capable of delivering durable growth as we successfully execute on our strategic initiatives, advance our prescriber growth strategy and drive productivity and efficiency of our commercial operations. The addition of Tom West will further elevate the partnership between the Board and the executive team to advance Inogen’s transformation into a global respiratory care leader.”

“On behalf of the Board of Directors, I would also like to thank Kristen Miranda for her commitment and many valuable contributions to the Board,” said Ms. Mora. "She has brought a lot of experience and thought partnership around the healthcare space and channel dynamics, specifically around the aspects of consumer health.”

Tom West serves as President and Chief Executive Officer and is an executive Director of the Board of Nalu Medical, Inc., a privately held medical technology company focused on neurostimulation to treat chronic intractable pain. He joined Nalu in August 2022. Before joining Nalu, Mr. West served from 2019 to 2022 as President, Chief Executive Officer and Director at Intersect ENT, Inc., a publicly traded medical device and drug delivery company in the sinus surgery space. Intersect ENT was acquired by Medtronic in May of 2022 doubling its enterprise value in less than three years despite the COVID pandemic. Prior to Intersect, Mr. West served as Worldwide President, Diagnostic Solutions at Hologic from 2015 to 2019. Mr. West began his healthcare career at Johnson & Johnson where he assumed roles of increasing responsibility over a twenty-three-year tenure including Worldwide President of Strategy and Business Development for the J&J Family of Diabetes Solutions Companies, Division President of LifeScan North America and Division President of LifeScan Europe, Middle East and Africa.

Mr. West served as an independent member of the Board of Directors of publicly traded Orthofix from 2021 to 2023. He has also been a member of the Board of medical technology trade associations, AdvaMed and Biocom California. Mr. West received a B.A. in Politics and Economics from Princeton University and an MBA from the University of Pennsylvania, Wharton School.

“I am thrilled to have the opportunity to advance Inogen’s transformation into a global respiratory care leader,” said Tom West. “Inogen has been an industry innovator, I look forward to adding my operating experience accelerating growth opportunities to help the Company enhance the value it delivers to its patients, customers and shareholders.”

In connection with the appointment, Mr. West will be joining the Compliance Committee as well as the Nominating and Governance Committee of the Board.

About Inogen

Inogen, Inc. (Nasdaq: INGN) is a leading global medical technology company offering innovative respiratory products for use in the homecare setting. Inogen supports patient respiratory care by developing, manufacturing, and marketing innovative best-in-class portable oxygen concentrators used to deliver supplemental long-term oxygen therapy to patients suffering from chronic respiratory conditions. Inogen partners with patients, prescribers, home medical equipment providers, and distributors to make its oxygen therapy products widely available allowing patients the chance to remain ambulatory while managing the impact of their disease.

For more information, please visitwww.inogen.com.

Inogen has used, and intends to continue to use, its Investor Relations website, http://investor.inogen.com/, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. For more information, visit http://investor.inogen.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements with respect to the announced changes to Inogen’s board of directors; statements concerning or implying Inogen’s future financial performance; statements regarding Inogen’s goals and potential, including the potential for Inogen to achieve durable growth; statements regarding the partnership between Inogen’s board of directors and management; the ability of management and board of directors personnel to contribute to the execution of Inogen’s strategic plans and goals; and the ability of Inogen to become a prominent leader in respiratory care. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks related to its announced management and organizational changes, and risks arising from the possibility that Inogen will not realize anticipated future financial performance or strategic goals. In addition, Inogen's business is subject to numerous additional risks and uncertainties, including, among others, risks relating to market acceptance of its products; competition; its sales, marketing and distribution capabilities; its planned sales, marketing, and research and development activities; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Inogen’s business operating results are contained in its Annual Report on Form 10-K for the period ended December 31, 2021, and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

Contact:
Agnes Lee

ir@inogen.net